Exhibit 99.1

FOR IMMEDIATE RELEASE

Blue Whale Acquisition Corp I Announces the Separate Trading of its Class A Common Stock and

Redeemable Warrants, Commencing September 24, 2021

NEW YORK AND ABU DHABI, UAE, September 23, 2021 — Blue Whale Acquisition Corp I (NASDAQ: BWCAU) (the “Company”) today announced that, commencing September 24, 2021, holders of the units sold in the Company’s initial public offering of 22,940,811 units, completed on March 31, 2021, may elect to separately trade the shares of Class A common stock and redeemable warrants included in the units. Those units not separated will continue to trade on the NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “BWCAU,” and the shares of Class A common stock and redeemable warrants that are separated will trade on NASDAQ under the symbols “BWC” and “BWCAW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and redeemable warrants.

The units were initially offered by the Company in an underwritten offering. Goldman Sachs & Co. LLC and BofA Securities acted as joint book-running managers in the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 3, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission website (http://www.sec.gov); Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282-2198, telephone +1 866 471 2526, facsimile: +1 212 902 9316, or email: prospectus-ny@ny.email.gs.com; and BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department or email: dg.prospectus_requests@bofa.com.

About Blue Whale Acquisition Corp I

Blue Whale Acquisition Corp I is a newly organized blank check company formed by an affiliate of Mubadala Capital. Mubadala Capital is the asset management subsidiary of Mubadala, a leading global sovereign investor headquartered in Abu Dhabi. In addition to managing its own balance sheet investments, Mubadala Capital manages c. $9 billion in third-party capital vehicles on behalf of institutional investors in each of its businesses, including three private equity funds, two early stage venture funds, a public fund and a fund in Brazil focused on special situations. Mubadala Capital is a differentiated and value-added investor that leverages both the Mubadala network and the relationships embedded within the investment team to source proprietary investment opportunities on a global basis. Mubadala Capital invests across a range of asset classes including private equity, public equity and venture capital. Each business employs a fundamentals-driven investment strategy, prioritizing capital preservation and long-term value creation.

Mubadala Capital has a long track record of successfully identifying category leaders suitable for investment, especially in media, entertainment, and premium content and services sectors. Representative transactions the firm has consummated in the recent past include EMI Music Publishing (acquired in 2012 and successfully exited in 2018, making Mubadala Capital one of the few institutional investors to successfully structure, purchase and exit a major music asset in the last decade), Endeavor (acquired in 2014), Reigning Champs (acquired in 2014), Imagine Entertainment (acquired in 2016), YES Network (acquired in 2019) and Looping Group (acquired in 2019). In total, these transactions and others in the media, entertainment and premium content and services sectors represent more than $1 billion of capital deployed.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media contact:

Salam Kitmitto

sakitmitto@mubadala.ae

+971 50 276 9286

Mubadala Capital

Katie Kuga Wenner

kwenner@mubadalacapital.ae

2